UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 10, 2012

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-154718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500, 2030 Hamilton Place Blvd, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

(423) 855-0001
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           At a meeting held on September 10, 2012, the Board of Directors of CBL & Associates Properties, Inc. (the “Company”) approved the promotion of Farzana K. Mitchell to the positions of Executive Vice President – Chief Financial Officer and Treasurer of the Company, effective immediately.  Ms. Mitchell joined CBL in September 2000 as Senior Vice President – Finance and was promoted to Executive Vice President – Finance in January 2010 in recognition of her leadership position within the Company.  Additional information concerning Ms. Mitchell is incorporated herein by reference from those sections of the Company’s Proxy Statement for its 2012 Annual Meeting of Stockholders entitled “Directors and Executive Officers” and “Certain Relationships and Related Person Transactions.”  To provide continuity, the Company’s current Vice Chairman of the Board, Chief Financial Officer, Treasurer and Secretary, John N. Foy, will continue to serve on in the near term as executive Vice Chairman of the Board of Directors and as a member of the Board’s Executive Committee.

Item 7.01	Regulation FD Disclosure.

In conjunction with the promotion of Farzana K. Mitchell to the positions of Executive Vice President – Chief Financial Officer and Treasurer of the Company, the Board of Directors also determined that Jeffery V. Curry, Chief Legal Officer of the Company, will assume the role of Secretary of the Company, effective immediately.  The Board also approved, effective immediately, the promotion of Katie A. Reinsmidt, current Vice President – Corporate Communications and Investor Relations, to the new position of Senior Vice President – Investor Relations and Corporate Investments.

The Company’s press release announcing these executive promotions is furnished as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Press Release – CBL Announces Farzana Mitchell Appointed Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/	John N. Foy
John N. Foy
Vice Chairman of the Board

Date: September 10, 2012